EXHIBIT 99.1

For Immediate Release

May 6, 2026

FrontView REIT Announces First Quarter 2026 Results and Updated Full Year 2026 Guidance

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today announced its operating results for the quarter ended March 31, 2026.

MANAGEMENT COMMENTARY

“The strength of our results was driven by solid property-level performance, continued benefits from active portfolio management and enhanced operating efficiencies across the platform. We are raising our AFFO per share guidance and believe FrontView is well-positioned to capitalize on a compelling pipeline of attractive frontage-based opportunities that can further accelerate growth and create long-term shareholder value,” said Stephen Preston, Chief Executive Officer of FrontView REIT.

FIRST QUARTER 2026 HIGHLIGHTS

•
Generated net income of $0.4 million, or $0.00 per share with funds from operations (“FFO”) of $7.7 million, or $0.27 per share and adjusted funds from operations (“AFFO”) of $9.5 million, or $0.34 per share
•
Acquired 10 properties for $33.9 million at an average capitalization of 7.49% and a weighted average lease term of 9.4 years
•
Sold 5 properties, including 2 occupied properties, for $9.7 million in gross proceeds with an average capitalization rate of 6.89% on the occupied properties and a weighted average lease term of 8.0 years
•
Lowered leverage with Net Debt to Annualized Adjusted EBITDAre falling to 5.3x, Adjusted Net Debt to Annualized Adjusted EBITDAre of 4.4x, and LTV of 32.6%
•
Increased AFFO per share guidance from $1.27 to $1.32 to $1.29 to $1.33, implying 5% growth at the midpoint and 7% at high-end
•
Paid a quarterly dividend per common share of $0.215 representing a AFFO per share payout ratio of 63.2%

SUMMARIZED FINANCIAL RESULTS

The following table summarizes the Company's select financial results for the three months ended March 31, 2026, and 2025:

	For the three months ended March 31,
(unaudited, in thousands, except per share amounts)	2026	2025
Revenues	$18,185	$16,243

Net income (loss), including non-controlling interest	$400	$(1,337)
Earnings per share	$0.00	$(0.06)

FFO	$7,682	$6,438
FFO per share	$0.27	$0.23

AFFO	$9,490	$8,238
AFFO per share	$0.34	$0.30

Common Stock dividend	$0.215	$0.215
AFFO payout ratio	63.2%	71.7%

Weighted average common shares outstanding, diluted	28,064,086	27,822,826

NET INVESTMENT ACTIVITY

The following table summarizes the Company’s investments and dispositions for the three months ended March 31, 2026:

	For the three months ended March 31, 2026
(unaudited, in thousands, except # of properties and percentages)	# of Properties	Amount
Investments	10	$33,857
Less: dispositions	5	9,660
Investment activity	5	$24,197

Investment activity
Cash yield (1)		7.49%
Economic yield		7.80%
Investment grade		17.2%
Average annual escalators		1.5%
Weighted average lease term (years)		9.4

Disposition activity
Cash yield (1)		6.89%
Weighted average lease term (years)		8.0
(1)
Includes near-term lease extensions as the underwritten capitalization rate.

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio as of March 31, 2026:

March 31, 2026
Number of properties	309
Annualized base rent (000s)	$64,218
Gross real estate investment (000s)	$935,036
Average rent per square foot	$23.39
Rentable square feet (000s)	2,770
Number of concepts	156
Number of industries	16
Occupancy	98.7%
Weighted average lease term (years)	7.3
Investment grade %	33.8%

BALANCE SHEET AND LIQUIDITY

The following tables summarize the Company’s leverage, fixed charge coverage and liquidity as of March 31, 2026:

Leverage and Fixed Charge	March 31, 2026
Net Debt to Annualized Adjusted EBITDAre	5.3x
Adjusted Net Debt to Annualized Adjusted EBITDAre	4.4x
Fixed Charge Coverage Ratio	3.5x

Liquidity	March 31, 2026
Undrawn Series A Convertible Preferred Stock	$50,000
Undrawn revolver capacity	136,000
Cash and cash equivalents	9,294
Total liquidity	$195,294

DISTRIBUTIONS

On May 5, 2026, our board of directors authorized a quarterly dividend of $0.215 per common share and a quarterly distribution of $0.215 per OP unit, each payable in cash on July 15, 2026, to holders of record as of June 30, 2026.

2026 UPDATED GUIDANCE

The Company is revising full year 2026 AFFO per share guidance and maintaining net investment guidance.

	Prior Guidance	Current Guidance
AFFO per share	$1.27 to $1.32	$1.29 to $1.33
Net investment activity	Approximately $100.0 million	Approximately $100.0 million

The Company's 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

We do not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO per share to earnings per share attributable to common stockholders computed in accordance with GAAP, because we are unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of our ongoing operations, including, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance periods.

CONFERENCE CALL AND WEBCAST

The Company will host its first quarter earnings conference call and audio webcast on Thursday, May 7, 2026, at 10:00 a.m. Central Time.

To access the live webcast, which will be available in listen-only mode, please visit: https://events.q4inc.com/attendee/496091096. If you prefer to listen via phone, U.S. participants may dial: 1-833-461-5787 (toll free) or 1-585-542-9983 (local), conference ID 496091096.

A replay of the conference call webcast will be available approximately one hour after the conclusion of the live broadcast. To listen to a replay of the call via the web, which will be available for one year, please visit: investor.frontviewreit.com.

About FrontView REIT, Inc.

FrontView is an internally managed net-lease real estate investment trust (“REIT”) focused on acquiring, owning, and managing properties with frontage that are leased to a diversified tenant base. Our real estate-first investment strategy is centered around highly visible properties in prominent retail corridors with strong underlying real estate fundamentals. We target properties along high-traffic roads that offer strong consumer visibility and adaptable building formats capable of supporting various businesses over time.

As of March 31, 2026, FrontView owned a diversified portfolio of 309 direct frontage properties across 36 U.S. states, leased primarily to service and necessity based tenants across 16 industries, including medical and dental providers, quick-service and casual dining restaurants, financial institutions, cellular retailers, automotive related, fitness, and general retail along with several other diversified industries.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including 2026 guidance, our ability to issue additional shares of Series A Convertible Preferred Stock pursuant to the investment agreement, to execute our business and acquisition strategies, or to realize accretion to AFFO, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to fluctuations in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which the Company filed with the SEC on February 25, 2026, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Adjusted Net Operating Income (“NOI”), Annualized Adjusted NOI, Adjusted Cash NOI, Annualized Adjusted Cash NOI, Net Debt, Adjusted Net Debt and Fixed Charge Coverage Ratio.

These non-GAAP financial measures should not be considered alternatives to net income as a performance measure or to cash flows from operations as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Company Contact

investorrelations@frontviewreit.com

FRONTVIEW REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Real estate held for investment, at cost
Land	$337,130	$329,478
Buildings and improvements	430,646	417,393
Total real estate held for investment, at cost	767,776	746,871
Less: accumulated depreciation	(50,846)	(48,204)
Real estate held for investment, net	716,930	698,667
Assets held for sale	14,065	12,493
Mortgage loans receivable	10,320	10,324
Cash and cash equivalents	9,294	13,518
Intangible lease assets, net	97,352	99,489
Other assets	21,807	19,952
Total assets	$869,768	$854,443
LIABILITIES AND EQUITY
Liabilities
Debt, net	$312,926	$314,251
Intangible lease liabilities, net	14,173	14,474
Accounts payable and accrued liabilities	28,510	32,494
Total liabilities	355,609	361,219
Equity
FrontView REIT, Inc. equity
Series A Convertible Preferred Stock, $0.01 par value 750,000 shares authorized, 250,000 shares issued and outstanding as of March 31, 2026 (liquidation preference $25,000)	3	—
Common Stock, $0.01 par value 450,000,000 shares authorized, 22,456,734 and 22,111,165 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	224	221
Additional paid-in capital	450,037	420,024
Accumulated deficit	(32,886)	(28,149)
Accumulated other comprehensive income (loss)	703	(901)
Total FrontView REIT, Inc. equity	418,081	391,195
Non-controlling interests	96,078	102,029
Total equity	514,159	493,224
Total liabilities and equity	$869,768	$854,443

FRONTVIEW REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the three months ended March 31,
	2026	2025
Revenues
Rental revenues	$17,976	$16,243
Interest income on mortgage loans	209	—
Total revenues	18,185	16,243
Operating expenses
Depreciation and amortization	7,672	7,814
Property operating expenses	2,330	2,376
General and administrative expenses	3,651	2,830
Total operating expenses	13,653	13,020
Other expenses (income)
Interest expense	4,213	4,497
Gain on sale of real estate	(963)	(467)
Impairment loss	812	428
Income taxes	70	102
Total other expenses	4,132	4,560
Net income (loss)	400	(1,337)
Net income (loss) attributable to non-controlling interests	80	(504)
Net income (loss) attributable to FrontView REIT, Inc.	320	(833)
Series A Convertible Preferred Stock dividends	(239)	—
Net income (loss) attributable to common stockholders	$81	$(833)
Weighted average number of common shares outstanding
Basic and diluted	22,279,016	17,319,742
Earnings per share attributable to common stockholders
Basic and diluted	$0.00	$(0.06)

Reconciliation of Non-GAAP Measures

The following is a reconciliation of net income (loss) (which is the most comparable GAAP measure) to FFO and AFFO:

	For the three months ended March 31,
(unaudited, in thousands, except share, per share amounts and percentages)	2026	2025
Net income (loss)	$400	$(1,337)
Less: Series A Convertible Preferred Stock dividends	(239)	—
Net income (loss) attributable to OP common unitholders	161	(1,337)
Depreciation and amortization (1)	7,672	7,814
Gain on sale of real estate	(963)	(467)
Impairment loss	812	428
Funds from Operations (“FFO”)	$7,682	$6,438
Straight-line rent adjustments	(434)	(122)
Amortization of financing transaction and discount costs	395	395
Amortization of above/below market lease intangibles	621	711
Stock-based compensation	1,061	615
Adjustment for structuring and public company readiness costs	—	201
Other non-recurring expenses (2)	165	—
Adjusted Funds from Operations (“AFFO”)	$9,490	$8,238

FFO per share	$0.27	$0.23
AFFO per share	$0.34	$0.30

Dividends per share	$0.215	$0.215
Dividends per share as a percentage of AFFO	63.2%	71.7%

Weighted average common shares outstanding, basic	22,279,016	17,319,742
Weighted average operating partnership units outstanding	5,599,015	10,503,084
Unvested restricted stock units and LTIP units (3)	186,055	—
Weighted average common shares outstanding, diluted (4)	28,064,086	27,822,826
(1)
Includes write-offs of intangibles $0.3 million for three months ended March 31, 2026.
(2)
Other non-recurring expenses include one-time legal expenses, deal pursuit costs and other non-recurring items.
(3)
Excludes unvested performance based LTIP awards that are contingently issuable.
(4)
Represents weighted average common shares outstanding, diluted, excluding any shares issuable upon conversion of the Company's Series A Convertible Preferred Stock.

We compute FFO in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. Our leases typically include cash rents that increase through lease escalations over the term of the lease. Our leases do not typically include significant front-loading or back-loading of payments, or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including, as applicable, straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, Series A Convertible Preferred Stock dividends, extraordinary items, and other specified non-cash items. We believe that such items are not indicative of operating performance and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors.

FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers, primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We also use AFFO as a measure of our performance when we formulate corporate goals. We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by one-time cash and non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other REITs, and comparisons of our FFO and AFFO with the same or similar measures disclosed by other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments to FFO that we use to calculate AFFO. In the future, the SEC, Nareit or another regulatory body may decide to standardize the allowable adjustments across the REIT industry and in response to such standardization we may have to adjust our calculation and characterization of AFFO accordingly.

The following is a reconciliation of net income (which is the most comparable GAAP measure) to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted NOI and Adjusted Cash NOI:

Three months ended March 31,
(unaudited, in thousands)	2026
Net income	400
Depreciation and amortization (1)	8,023
Interest expense	4,213
Income taxes	70
EBITDA	12,706
Gain on sale of real estate	(963)
Impairment loss	812
EBITDAre	12,555
Adjustments:
Current period investment activity (2)	362
Current period disposition activity (2)	(20)
Non-cash compensation expense	1,061
Exclude non-recurring expenses (3)	165
Exclude write-offs of amortization of intangibles	270
Adjusted EBITDAre	14,393
General and administrative, net of non-recurring	2,425
Adjusted Net Operating Income (“NOI”)	16,818
Straight-line rental revenue, net	(429)
Adjusted Cash NOI	16,389

Annualized Adjusted EBITDAre	57,572
Annualized Adjusted NOI	67,272
Annualized Adjusted Cash NOI	65,556

(1)
Includes amortization of above/below market lease intangibles of $0.6 million and excludes write-offs of intangibles of $0.3 million.
(2)
Reflects an adjustment to give effect to all investments and dispositions during the quarter as if they had been acquired or disposed as of the beginning of the period.
(3)
Reflects an adjustment to exclude non-recurring expenses including one-time legal expenses, deal pursuit costs and other non-recurring items.

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that EBITDA provides investors and analysts with a measure of our performance that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs.

EBITDA and EBITDAre are not measures of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

We compute Adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense. Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual Adjusted EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre.

Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

Adjusted Net Operating Income (“NOI”) and Adjusted Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute Adjusted NOI as Adjusted EBITDAre excluding general and administration expenses. We further adjust Adjusted NOI for non-cash revenue components of straight-line rent and other amortization expense to derive Adjusted Cash NOI. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level.

Adjusted NOI and Adjusted Cash NOI are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider Adjusted NOI and Adjusted Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

Annualized Adjusted NOI is calculated by multiplying Adjusted NOI for the applicable quarter by four and Annualized Adjusted Cash NOI is calculated by multiplying Adjusted Cash NOI for the applicable quarter by four. We believe these annualized figures provide a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on these measures as they are based on assumptions and estimates that may prove to be inaccurate. Our actual Adjusted NOI and Adjusted Cash NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI.

The following table reconciles total debt (which is the most comparable GAAP measure) to Net Debt and Adjusted Net Debt, and presents the ratios of Net Debt to Annualized Adjusted EBITDAre and Adjusted Net Debt to Annualized Adjusted EBITDAre:

As of March 31,
(unaudited, in thousands)	2026
Debt
Term Loan	$200,000
Revolving Credit Facility	114,000
Gross Debt	314,000
Cash and cash equivalents	(9,294)
Net Debt	$304,706
Net value of undrawn Series A Convertible Preferred Stock	(50,000)
Adjusted Net Debt	$254,706

Leverage
Net Debt to Annualized Adjusted EBITDAre	5.3x
Adjusted Net Debt to Annualized Adjusted EBITDAre	4.4x

Net Debt is a non-GAAP financial measure. We define Net Debt as our Gross Debt less cash and cash equivalents. We then adjust Net Debt by the undrawn Series A Convertible Preferred Stock to derive Adjusted Net Debt. The ratios of Net Debt to Annualized Adjusted EBITDAre and Adjusted Net Debt to Annualized Adjusted EBITDAre represent Net Debt and Adjusted Net Debt as of the end of the applicable period divided by Annualized Adjusted EBITDAre for the period, respectively. We believe that these ratios are useful to investors and analysts because they provide information about Gross Debt less cash and cash equivalents as well as Gross Debt less cash and cash equivalents and undrawn Series A Convertible Preferred Stock, which could be useful to repay debt.

The following table summarizes our fixed charges, and presents Annualized Fixed Charges to Annualized Adjusted EBITDAre:

As of March 31,
(unaudited, in thousands)	2026
Interest expense	$4,213
Non-cash interest	(395)
Preferred dividends	239
Fixed charges	4,057
Annualized fixed charges	16,228
Fixed Charge Coverage Ratio	3.5x

The Fixed Charge Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges. Fixed charges are computed for the applicable quarter on a consolidated basis as interest expense (excluding amortization of fees paid in cash and discounts and premiums on debt), plus regularly scheduled principal repayments of debt (excluding any balloon or similar payments), plus any preferred dividends payable in cash.

The Annualized Fixed Charges is calculated by multiplying fixed charges for the applicable quarter by four. We believe this ratio is useful to investors and analysts as it is used to evaluate our liquidity and ability to obtain financing.